Exhibit 5.1

December 16, 2024

The Board of Directors

Soluna Holdings, Inc.

325 Washington Avenue Extension

Albany, NY 12205

Re:	Soluna Holdings, Inc.—Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the issuance and sale by Soluna Holdings, Inc., a Nevada corporation (the “Company”), of up to 3,508,024 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company that may be sold pursuant to a registration statement on Form S-1 (File No. 333-282559) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on October 8, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), and the accompanying prospectus (the “Prospectus”). The 3,508,024 shares of Common Stock included in the Registration Statement relate to the following: (i) 3,000,000 shares of Common Stock (the “SEPA Shares”) that the Company may elect to issue and sell to YA II PN, Ltd. (the “Investor”) from time to time, pursuant to the Standby Equity Purchase Agreement, dated as of August 12, 2024, entered into by and between the Company and the Investor (the “SEPA”); (ii) 59,382 shares of Common Stock that have been issued to the Investor as consideration for its irrevocable commitment to purchase shares of Common Stock at the Company’s direction from time to time, upon the terms and subject to the conditions set forth in the SEPA (the “Commitment Shares”), (iii) 140,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants issued to Chuntao Zhou (the “Warrant”), the holder of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share, and (iv) 308,642 shares of Common Stock (the “Release Shares” together with the SEPA Shares, the Commitment Shares and the Warrant Shares, the “Shares”) issued to Univest Securities, LLC and Bradley Richmond that were issued pursuant to the General Release Agreement, dated September 11, 2024 between the Company and Univest Securities, LLC. Capitalized terms that are not defined in this opinion letter have the meanings given to such terms in the Registration Statement.

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. As to certain factual matters, we have relied upon a certificate of an officer of the Company, and we have not sought to independently verify such matters.

December 16, 2024

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In connection with this opinion letter, we have examined and relied upon (i) the Registration Statement; (ii) the Prospectus; (iii) the Company’s Articles of Incorporation, as amended; (iv) the Company’s Bylaws, as currently in effect; (v) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Shares; and (vi) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Nevada Revised Statutes and the reported judicial decisions interpreting such law, as currently in effect. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

In connection with this opinion letter, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Registration Statement, and upon such other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed herein.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all instruments, agreements, and other documents by the parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We have assumed that the issuance and sale of the Shares by the Company will not, in each case, violate or constitute a default or breach under (A) any agreement or instrument to which the Company is subject, (B) any law, rule or regulation to which the Company is subject, (C) any judicial or regulatory order or decree of any governmental authority, or (D) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

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We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement; (ii) all Shares will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or Blue Sky Laws of various states and in the manner stated in the Registration Statement and any applicable prospectus supplement; (iii) any purchase, underwriting, warrant, deposit, unit or similar agreement relating to the Shares being offered will be duly authorized, executed and delivered by the Company and other parties thereto; and (iv) the number of shares of Common Stock offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock.

Opinions

Subject to the foregoing and the other matters set forth herein, as of the date hereof, we are of the opinion that: (i) the SEPA Shares have been duly authorized for issuance by the Company and, when issued and sold by the Company and delivered by the Company in accordance with and in the manner described in the SEPA, Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable, (ii) the Commitment Shares are duly authorized and validly issued, fully paid and non-assessable, (iii) the Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable and (iv) the Release Shares are duly authorized and validly issued, fully paid and non-assessable.

This opinion letter is given as of the date hereof. We assume no obligation to advise you of changes of law or facts that may hereafter be brought to our attention.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

December 16, 2024

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Very truly yours,

/s/ PARSONS BEHLE & LATIMER
PARSONS BEHLE & LATIMER